Exhibit 21.1

Subsidiaries of InnovAge Holding Corp.

Name	Jurisdiction of Formation
TCO Intermediate Holdings, Inc.	Delaware
Total Community Options, Inc.	Colorado
InnovAge Investment Holdings, LLC	Delaware
TCO Eastern Holdings, LLC	Delaware
InnovAge Pennsylvania LIFE, LLC	Pennsylvania
InnovAge Virginia PACE – Roanoke Valley, LLC	Virginia
InnovAge Virginia PACE II, LLC	Virginia
InnovAge Virginia PACE – Charlottesville, LLC	Virginia
Total Longterm Care Solutions, LLC	Colorado
Total Longterm Care, Inc.	Colorado
InnovAge Greater Colorado PACE-Loveland, LLC	Colorado
Continental Community Housing, Inc.	Colorado
Pinewood Lodge LLLP	Colorado
TLC Inland, LLC	Delaware
Innovative Care Management, Inc.	Delaware
Senior Life at Home, LLC	Colorado
Senior Life at Home II, LLC	Colorado
InnovAge Senior Housing-Thornton II, LLC	Colorado
Seniors! Inc.	Colorado
InnovAge Home Care North, LLC	Colorado
InnovAge Home Care – Aspen, LLC	Colorado

InnovAge Senior Housing- Thornton (Managing Member), LLC	Colorado
InnovAge Senior Housing- Thornton, LLC	Colorado
Total Community Care, LLC	Colorado
TCO Western Holdings, LLC	Delaware
InnovAge California PACE – Sacramento, LLC	Delaware
InnovAge Kentucky PACE, LLC	Delaware
InnovAge Florida PACE, LLC	Delaware
InnovAge Florida II, LLC	Delaware
InnovAge Washington DC, LLC	Delaware
InnovAge California PACE-Los Angeles, LLC	Delaware

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